Exhibit 4.3

HORACE MANN EDUCATORS CORPORATION

Issuer

And

JPMORGAN CHASE BANK, N.A.

Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of April 21, 2006

$125,000,000

6.85% Senior Notes due April 15, 2016

TABLE OF CONTENTS1

[1]	This Table of Contents does not constitute part of the Second Supplemental Indenture and shall not have any bearing upon the interpretation of any of its terms or provisions.

i

This Second Supplemental Indenture (this “Second Supplemental Indenture”) is entered into as of April 21, 2006 by and between Horace Mann Educators Corporation, a Delaware corporation (the “Company”), and JPMorgan Chase Bank, N.A., a national banking association, as trustee (the “Trustee”).

WHEREAS, the Company has heretofore entered into an Indenture, dated as of June 9, 2005 (the “Original Indenture”), with the Trustee, which was supplemented by the First Supplemental Indenture, dated as of June 9, 2005 (the “First Supplemental Indenture”), by and between the Company and the Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by the First Supplemental Indenture, is herein called this “Indenture;”

WHEREAS, under the Original Indenture, a new series of senior notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be established in a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of senior notes;

WHEREAS, additional senior notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified, and all senior notes issued by the Company of any one series need not be issued at the same time and, unless otherwise so provided, may be reopened for issuances of additional senior notes of such series; and

WHEREAS, all things necessary to authorize the execution and delivery of this Second Supplemental Indenture and make it a valid and binding agreement of the Company, in accordance with its terms, have been done.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

6.85% Senior Notes due April 15, 2016

SECTION 1.01. Establishment. There is hereby established a new series of senior notes to be issued under the Indenture, to be designated as the Company’s 6.85% Senior Notes due April 15, 2016 (the “2006 Senior Notes”).

There are to be authenticated and delivered 2006 Senior Notes, initially limited in aggregate principal amount of $125,000,000, and no further 2006 Senior Notes shall be authenticated and delivered except as provided by Section 2.02, 2.04, 2.06, 2.08, 2.09, 2.11, 8.05 or 12.03 of the Original Indenture; provided, however, that the aggregate principal amount of the 2006 Senior Notes may be increased in the future, without the consent of the holders of the 2006 Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the 2006 Senior Notes. The 2006 Senior Notes shall be issued in fully registered form. The 2006 Senior Notes shall be issued only in denominations of $1,000 and integral multiples of $1,000.

The 2006 Senior Notes shall be issued in the form of one or more Global Securities (as defined in the First Supplemental Indenture) in substantially the form set out in Exhibit A hereto. The Depository with respect to the 2006 Senior Notes shall be The Depository Trust Company. The terms and provisions of the 2006 Senior Notes contained in the form set out in Exhibit A shall constitute, and are hereby expressly made, a part of this Second Supplemental Indenture.

Each 2006 Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent 2006 Series Interest Payment Date (as defined in Section 1.02 below) to which interest has been paid or duly provided for.

The 2006 Senior Notes will be unsecured obligations of the Company and will rank equally in right of payment with all of the other unsecured, unsubordinated indebtedness of the Company from time to time outstanding. The 2006 Senior Notes will rank senior to any subordinated indebtedness of the Company.

SECTION 1.02. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized and other terms defined in the Indenture that are used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

“2006 Series Interest Payment Date” means April 15 and October 15 of each year, commencing October 15, 2006.

“2006 Series Regular Record Date” means, with respect to each 2006 Series Interest Payment Date, the close of business on the preceding April 1 or October 1, as the case may be.

“2006 Series Stated Maturity Date” means April 15, 2016.

SECTION 1.03. Payment of Principal and Interest. The principal of the 2006 Senior Notes shall be due on the 2006 Series Stated Maturity Date. The unpaid principal amount of the 2006 Senior Notes shall bear interest at the rate of 6.85% per year until paid or duly provided for, such interest to accrue from April 21, 2006 or from the most recent 2006 Series Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each 2006 Series Interest Payment Date, commencing October 15, 2006, to the Person in whose name the 2006 Senior Notes are registered on the 2006 Series Regular Record Date for such 2006 Series Interest Payment Date, provided that interest payable on the 2006 Series Stated Maturity Date of principal or on a 2006 Series Redemption Date (as defined in Section 1.07 below) as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such 2006 Series Regular Record Date and may be paid as provided in Section 2.07 of the Original Indenture.

Payments of interest on the 2006 Senior Notes will include interest accrued to but excluding the respective 2006 Series Interest Payment Dates. Interest payments for the 2006 Senior Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the 2006 Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay); provided, however, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal and interest due on the 2006 Series Stated Maturity Date of, or on a 2006 Series Redemption Date for, the 2006 Senior Notes shall be made upon surrender of the 2006 Senior Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the 2006 Senior Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any 2006 Series Interest Payment Date) will be made at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

SECTION 1.04. Global Securities. The 2006 Senior Notes will initially be issued in the form of one or more Global Securities registered in the name of the Depository (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, 2006 Senior Notes represented by Global Securities will not be exchangeable for, and will not otherwise be issuable as, 2006 Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or to a successor Depository or its nominee.

Owners of beneficial interests in such Global Securities will not be considered the holders thereof for any purpose under the Indenture, as supplemented by this Second Supplemental Indenture, and no Global Security representing a 2006 Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depository or its nominee or to a successor Depository or its nominee. The rights of holders of such Global Securities shall be exercised only through the Depository.

A Global Security representing a 2006 Senior Note shall be exchangeable for 2006 Senior Notes registered in the names of Persons other than the Depository or its nominee only as provided by the reverse of such Global Security issued on the date hereof. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 2006 Senior Notes registered in such names as the Depository shall direct.

SECTION 1.05. Transfer. No service charge will be made for any registration of transfer or exchange of 2006 Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

SECTION 1.06. Defeasance. The provisions of Sections 10.01(b) of the Original Indenture will apply to the 2006 Senior Notes.

SECTION 1.07. Redemption at the Option of the Company. The 2006 Senior Notes will be redeemable, at the option of the Company, in whole at any time or in part from time to time (a “2006 Series Redemption Date”), at a redemption price (the “2006 Series Redemption Price”) equal to the greater of (i) 100% of the principal amount of the 2006 Senior Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal and interest on the 2006 Senior Notes to be redeemed, not including any portion of the payments of interest accrued as of such 2006 Series Redemption Date, discounted to such 2006 Series Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the 2006 Series Treasury Rate (as defined below), plus 30 basis points; plus in each case, accrued and unpaid interest on the 2006 Senior Notes to be redeemed to, but excluding, such 2006 Series Redemption Date. The Trustee shall not at any time be under any duty, or responsibility to any holder of 2006 Senior Notes to calculate the 2006 Series Redemption Price or determine whether any facts exist which may require any adjustment of the 2006 Series Redemption Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed herein in making the same and shall be protected in relying upon an Officer’s Certificate with respect to the same.

The following defined terms used in this Section 1.07 shall have the meanings specified below:

“2006 Series Comparable Treasury Issue” means the United States Treasury security selected by the 2006 Series Independent Investment Banker as having a maturity comparable to the remaining term of the 2006 Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2006 Senior Notes.

“2006 Series Comparable Treasury Price” means, with respect to any 2006 Series Redemption Date for the 2006 Senior Notes, (1) the average of the 2006 Series Reference Treasury Dealer Quotations for such 2006 Series Redemption Date, after excluding the highest and lowest of such 2006 Series Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such 2006 Series Reference Treasury Dealer Quotations, the average of all such quotations.

“2006 Series Independent Investment Banker” means Keefe, Bruyette & Woods, Inc. and any successor firm or, if such firm is unwilling or unable to select the 2006 Series Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company that is acceptable to the Trustee.

“2006 Series Reference Treasury Dealer” means each of Keefe, Bruyette & Woods, Inc. and four other primary U.S. government securities dealers (each a “2006 Series Primary Treasury Dealer”), as specified by the Company; provided, however, that (1) if any of Keefe, Bruyette & Woods, Inc. or any 2006 Series Primary Treasury Dealer as specified by the Company shall cease to be a 2006 Series Primary Treasury Dealer, the Company will substitute therefor another 2006 Series Primary Treasury Dealer and (2) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a 2006 Series Primary Treasury Dealer selected by the Trustee after consultation with the Company.

“2006 Series Reference Treasury Dealer Quotations” means, with respect to the 2006 Series Reference Treasury Dealer and any 2006 Series Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the 2006 Series Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Trustee by such 2006 Series Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such 2006 Series Redemption Date.

“2006 Series Treasury Rate” means the rate per year equal to the semi-annual equivalent yield to maturity of the 2006 Series Comparable Treasury Issue, calculated using a price for the 2006 Series Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the 2006 Series Comparable Treasury Price for such 2006 Series Redemption Date. The 2006 Series Treasury Rate shall be calculated on the third Business Day preceding the 2006 Series Redemption Date.

The Company shall notify the Trustee of the 2006 Series Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said 2006 Series Redemption Price.

If less than all of the 2006 Senior Notes are to be redeemed, The Depository Trust Company, as the Depository, shall determine, in accordance with its procedures, the principal amount of such 2006 Senior Notes held by each beneficial owner of such 2006 Senior Notes to be redeemed. The Depository Trust Company may select 2006 Senior Notes and portions of 2006 Senior Notes in amounts of $1,000 and integral multiples of $1,000.

SECTION 1.08. Negative Pledge. The Company will not, and it will not permit any Subsidiary of the Company to, at any time directly or indirectly create, assume, incur or permit to exist any Indebtedness secured by a pledge, lien or other encumbrance (any pledge, lien or other encumbrance being hereinafter in this Section 1.08 referred to as a “lien”) on the voting securities of any Significant Subsidiary, or the voting securities of a Subsidiary of the Company that owns, directly or indirectly, the voting securities of any Significant Subsidiary without making effective provision whereby the 2006 Senior Notes then Outstanding (and, if the Company so elects, any other Indebtedness of the Company that is not subordinate to the 2006 Senior Notes and with respect to which the governing instruments require, or pursuant to which the Company is otherwise obligated or required, to provide such security) shall be equally and ratably secured with such secured Indebtedness so long as such other Indebtedness shall be secured.

If the Company shall hereafter be required to secure the 2006 Senior Notes equally and ratably with any other Indebtedness pursuant to this Section 1.08, (i) the Company will promptly deliver to the Trustee an Officer’s Certificate stating that the foregoing covenant has been complied with, and an Opinion of Counsel stating that in the opinion of such counsel the foregoing covenant has been complied with and that any instruments executed by the Company or any Subsidiary of the Company in the performance of the foregoing covenant comply with the requirements of the foregoing covenant and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the holders of the 2006 Senior Notes so secured.

The Trustee shall have no responsibility for the recording, filing or registration (or for the rerecording, refiling or reregistration) of any instrument or notice at any time in any public office or elsewhere for the purpose of perfecting, maintaining the perfection of or otherwise making effective any lien upon or with respect to any assets referred to herein, including the recording, filing or registration of any financing or continuation statement or any tax or securities form.

SECTION 1.09. No Disposition. As long as any of the 2006 Senior Notes remain Outstanding, the Company will not, and will not permit any Subsidiary of the Company to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the capital stock of any Significant Subsidiary (except to the Company or to one or more Subsidiaries of the Company or for the purpose of qualifying directors); provided, however, that this covenant shall not apply if (i) the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or of one of its Subsidiaries; (ii) the entire capital stock of a Significant Subsidiary then owned by the Company or by its Subsidiaries is disposed of in a single transaction or in a series of related transactions, for consideration consisting of cash or other property which is at least equal to the Fair Value of such capital stock; or (iii) after giving effect to the issuance, sale, assignment, transfer or other disposition, the Company and its Subsidiaries would own directly or indirectly at least 80% of the issued and outstanding capital stock of such Significant Subsidiary and such issuance, sale, assignment, transfer or other disposition is made for consideration consisting of cash or other property which is at least equal to the Fair Value of such capital stock.

ARTICLE II

Miscellaneous Provisions

SECTION 2.01. Recitals by the Company. The recitals in this Second Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to, and shall have no responsibility or liability for, the validity or sufficiency of this Second Supplemental Indenture or of the 2006 Senior Notes. The Trustee shall not be accountable or liable for the use or application by the Company of the 2006 Senior Notes or the proceeds thereof. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 2006 Senior Notes and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 2.02. Ratification and Incorporation of Original Indenture and the First Supplemental Indenture. As supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Original Indenture, the First Supplemental Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2.03. Executed in Counterparts. This Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original,

and such counterparts shall together constitute but one and the same instrument.

SECTION 2.04. New York Law to Govern. This Second Supplemental Indenture and each 2006 Senior Note, and any disputes or controversies arising hereunder or thereunder, shall be deemed to be a contract under the internal laws of the state of New York (other than principles of law that would apply the law of another jurisdiction), and for all purposes shall be governed by, and construed and enforced in accordance with the laws of such state, except as may be required by mandatory provisions of law.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Dwayne D. Hallman
Name: Dwayne D. Hallman
Title: Senior Vice President, Finance

JPMORGAN CHASE BANK, N.A., as Trustee

By:	/s/ Rosa Ciaccia
Name: Rosa Ciaccia
Title: Trust Officer

EXHIBIT A

Form of 6.85% Senior Note due April 15, 2016

THIS SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO HORACE MANN EDUCATORS CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SENIOR NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO THE NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

No.	CUSIP No.
ISIN No.

HORACE MANN EDUCATORS CORPORATION

6.85% Senior Notes due April 15, 2016

Principal Amount:	$__________

2006 Series Regular Record Date:	with respect to each 2006 Series Interest Payment Date, the close of business on the preceding April 1 or October 1, as the case may be

2006 Series Original Issue Date:	April 21, 2006

2006 Series Stated Maturity Date:	April 15, 2016

2006 Series Interest Payment Dates:	April 15 and October 15 of each year, commencing October 15, 2006

Interest Rate:	6.85% per year

Authorized Denomination:	$1,000 and integral multiples of $1,000

Horace Mann Educators Corporation, a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _________, or registered assigns, the principal sum of __________ Dollars ($__________) on the 2006 Series Stated Maturity Date shown above, and to pay interest thereon from the 2006 Series Original Issue Date shown above, or from the most recent 2006 Series Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each 2006 Series Interest Payment Date as specified above, commencing on October 15, 2006, and on the 2006 Series Stated Maturity Date at the rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any 2006 Series Interest Payment Date (other than a 2006 Series Interest Payment Date that is the 2006 Series Stated Maturity Date or a 2006 Series Redemption Date) will, as provided in the Indenture (as defined on the reverse hereof), be paid to the Person in whose name this 2006 Senior Note (as defined on the reverse hereof) is registered at the close of business on the 2006 Series Regular Record Date as specified above next preceding such 2006 Series Interest Payment Date, provided that any interest payable at 2006 Series Stated Maturity Date or a 2006 Series Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such 2006 Series Regular Record Date and may be paid as provided in Section 2.07 of the Original Indenture (as defined on the reverse hereof).

Payments of interest on this 2006 Senior Note will include interest accrued to but excluding the respective 2006 Series Interest Payment Dates. Interest payments for this 2006 Senior Note shall be computed and paid on the basis of a 360-day year consisting of twelve

30-day months. In the event that any date on which interest is payable on this 2006 Senior Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay); provided, however, that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal and interest due on the 2006 Series Stated Maturity Date of, or on a 2006 Series Redemption Date for, the 2006 Senior Notes shall be made upon surrender of this 2006 Senior Note at the Corporate Trust Office of the Trustee. The principal of, premium, if any, and interest on this 2006 Senior Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on a 2006 Series Interest Payment Date) will be made at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

The 2006 Senior Notes will be unsecured obligations of the Company and will rank equally in right of payment with all of the other unsecured, unsubordinated indebtedness of the Company from time to time outstanding. The 2006 Senior Notes will rank senior to any subordinated indebtedness of the Company.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS 2006 SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this 2006 Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

HORACE MANN EDUCATORS CORPORATION

By:
Name:
Title:

Attest:

Name:
Title:

[Seal of Horace Mann Educators Corporation]

CERTIFICATE OF AUTHENTICATION

This is one of the 6.85% Senior Notes due April 15, 2016 referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A., as Trustee

By:
Authorized Officer

(Reverse Side of Note)

This 2006 Senior Note is one of a duly authorized issue of senior notes of the Company issued and issuable in one or more series under an Indenture, dated as of June 9, 2005 (the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of June 9, 2005 (the “First Supplemental Indenture”), and the Second Supplemental Indenture, dated as of April 21, 2006 (the “Second Supplemental Indenture,” and together with the Original Indenture and the First Supplemental Indenture, the “Indenture”), each by and between the Company and JPMorgan Chase Bank, N.A., as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the 2006 Senior Notes issued thereunder and of the terms upon which said 2006 Senior Notes are, and are to be, authenticated and delivered. This 2006 Senior Note is one of the series designated on the face hereof as 6.85% Senior Notes due April 15, 2016 (the “2006 Senior Notes”), initially limited in aggregate principal amount of $125,000,000; provided, however, that the aggregate principal amount of the 2006 Senior Notes may be increased in the future, without the consent of the holders of the 2006 Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the 2006 Senior Notes. Capitalized and other terms defined in the Indenture that are used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

This 2006 Senior Note is exchangeable in whole or from time to time in part for 2006 Senior Notes of this series in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for this 2006 Senior Note or if at any time the Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and the Company does not appoint a successor Depository within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii) the Company in its sole discretion determines that this 2006 Senior Note shall be exchangeable for 2006 Senior Notes of this series in definitive registered form and executes and delivers to the Security registrar a written order of the Company providing that this 2006 Senior Note shall be so exchangeable, this 2006 Senior Note shall be exchangeable for 2006 Senior Notes of this series in definitive registered form, provided that the definitive 2006 Senior Notes so issued in exchange for this 2006 Senior Note shall be in denominations of $1,000 and integral multiples of $1,000, without coupons, and be of like aggregate principal amount and tenor as the portion of this 2006 Senior Note to be exchanged. Except as provided above, owners of beneficial interests in this 2006 Senior Note will not be entitled to have 2006 Senior Notes registered in their names, will not receive or be entitled to physical delivery of 2006 Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent (as defined below) nor the Security registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in this 2006 Senior Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If an Event of Default with respect to the 2006 Senior Notes shall occur and be continuing, the principal of the 2006 Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the 2006 Senior Notes under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the 2006 Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the 2006 Senior Notes at the time Outstanding, on behalf of the holders of all 2006 Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this 2006 Senior Note shall be conclusive and binding upon such holder and upon all future holders of this 2006 Senior Note and of any 2006 Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2006 Senior Note.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this 2006 Senior Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this 2006 Senior Note.

The 2006 Senior Notes will be redeemable, at the option of the Company, in whole at any time or in part from time to time (a “2006 Series Redemption Date”), at a redemption price (the “2006 Series Redemption Price”) equal to the greater of (i) 100% of the principal amount of the 2006 Senior Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal of and interest on the 2006 Senior Notes to be redeemed, not including any portion of the payments of interest accrued as of such 2006 Series Redemption Date, discounted to such 2006 Series Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the 2006 Series Treasury Rate (as defined below), plus 30 basis points; plus in each case, accrued and unpaid interest on the 2006 Senior Notes to be redeemed to, but excluding, such 2006 Series Redemption Date.

“2006 Series Comparable Treasury Issue” means the United States Treasury security selected by the 2006 Series Independent Investment Banker as having a maturity comparable to the remaining term of the 2006 Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2006 Senior Notes.

“2006 Series Comparable Treasury Price” means, with respect to any 2006 Series Redemption Date for the 2006 Senior Notes, (1) the average of the 2006 Series Reference Treasury Dealer Quotations for such 2006 Series Redemption Date, after excluding the highest and lowest of such 2006 Series Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such 2006 Series Reference Treasury Dealer Quotations, the average of all such quotations.

“2006 Series Independent Investment Banker” means Keefe, Bruyette & Woods, Inc. and any successor firm or, if such firm is unwilling or unable to select the 2006 Series Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company that is acceptable to the Trustee.

“2006 Series Reference Treasury Dealer” means each of Keefe, Bruyette & Woods, Inc. and four other primary U.S. government securities dealers (each a “2006 Series Primary Treasury Dealer”), as specified by the Company; provided, however, that (1) if any of Keefe, Bruyette & Woods, Inc. or any 2006 Series Primary Treasury Dealer as specified by the Company shall cease to be a 2006 Series Primary Treasury Dealer, the Company will substitute therefor another 2006 Series Primary Treasury Dealer and (2) if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a 2006 Series Primary Treasury Dealer selected by the Trustee after consultation with the Company.

“2006 Series Reference Treasury Dealer Quotations” means, with respect to the 2006 Series Reference Treasury Dealer and any 2006 Series Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the 2006 Series Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Trustee by such 2006 Series Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such 2006 Series Redemption Date.

“2006 Series Treasury Rate” means the rate per year equal to the semi-annual equivalent yield to maturity of the 2006 Series Comparable Treasury Issue, calculated using a price for the 2006 Series Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the 2006 Series Comparable Treasury Price for such 2006 Series Redemption Date. The 2006 Series Treasury Rate shall be calculated on the third Business Day preceding the 2006 Series Redemption Date.

The Company shall notify the Trustee of the 2006 Series Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said 2006 Series Redemption Price.

If less than all of the 2006 Senior Notes are to be redeemed, DTC, as the Depository, shall determine, in accordance with its procedures, the principal amount of such 2006 Senior Notes held by each beneficial owner of such 2006 Senior Notes to be redeemed. DTC may select 2006 Senior Notes and portions of 2006 Senior Notes in amounts of $1,000 and integral multiples of $1,000.

No reference herein to the Indenture and no provision of this 2006 Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this 2006 Senior Note at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2006 Senior Note is registrable in the Security register, upon surrender of this 2006 Senior Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2006 Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this 2006 Senior Note for registration of transfer, the Company, the Trustee, any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company (“Paying Agent”) and the Security registrar of the Company or the Trustee may deem and treat the Person in whose name this 2006 Senior Note is registered as the absolute owner hereof for all purposes, whether or not this 2006 Senior Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security registrar, and neither the Company nor the Trustee nor any Paying Agent nor the Security registrar shall be affected by notice to the contrary.

The 2006 Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the 2006 Senior Notes are exchangeable for a like aggregate principal amount of 2006 Senior Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the 2006 Senior Note or 2006 Senior Notes to be exchanged at the office or agency of the Company.

No recourse shall be had for payment of the principal of or interest on this 2006 Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this 2006 Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This 2006 Senior Note, and any disputes or controversies arising hereunder, shall be deemed to be a contract under the internal laws of the state of New York (other than principles of law that would apply the law of another jurisdiction), and for all purposes shall be governed by, construed and enforced in accordance with the laws of such state, except as may be required by mandatory provisions of law.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT – Custodian under Uniform Gift to Minors Act
________________________
(State)
TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with rights of survivorship and not as tenants in common	CUST– Custodian

Additional abbreviations may also be used

though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

(please insert Social Security or other identifying number of assignee)

the within 2006 Senior Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said 2006 Senior Note on the books of the Company, with full power of substitution in the premises.

Dated: ______________

Signature Guarantee:		NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program)